BOARD OF DIRECTORS RETENTION AGREEMENT

This Board of Directors Retention Agreement (this “Agreement”), which is made and entered into as of April 20, 2017, by and between Ubiquity Inc. a Nevada Corporation ., with its principal place of business at 9801 Research Drive, Irvine CA 92618 (“UI”) and Robert Fernander Robert Fernander, an individual, with an address of 9801 Research Drive, Irvine, CA 92618 (“Director”), sets forth the principal terms upon which Director will serve as a member of the Board of Directors of UI (the “Board of Directors”).

Whereas, Robert Fernander desires to serve as an active member of the Board of Directors of UI and provide the services and standard and customarily associated with same, and;

Whereas, UI desires to have Robert Fernander, serve as an active member of the Board of Directors of UI and to provide services to COMPANY relating to the aforementioned.

NOW, THEREFORE, for good and valuable consideration, including the following, the parties hereto covenant and agree as follows:

1.       Services Provided:

UI agrees to engage Robert Fernander to serve as a member of the Board of Directors and to provide those services required of a director under UI’s Articles of Incorporation and Bylaws (as such may be amended from time to time, the “Articles and Bylaws”), the Nevada General Corporation Law, and other state and federal laws and regulations, as applicable. Notwithstanding the terms of this Agreement, Director’s engagement hereunder is at all times subject to the Articles and Bylaws, the Nevada General Corporation Law, and any other applicable state and federal laws and regulations.

In addition to the services required of Director as set forth in the preceding paragraph, UI wishes to engage Director to provide the services set forth below, and Director wishes to provide such services on the terms and conditions set forth in this Agreement. The compensation to be paid to Director in consideration of the provision of such services is set forth herein.

Nothing in this Agreement shall be construed so as to mitigate or circumvent Director’s fiduciary duties to UI. In the event of a conflict as between this Agreement and any law applicable to Director’s duties or obligations to UI by virtue of his status as a member of the Board of Directors, the applicable law shall control to the extent of such conflict.

2       Nature of Relationship

Director is an independent contractor and will not be deemed an employee of UI for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. The Director shall not enter into any agreement or incur any obligations on UI’s behalf extent in connection with his role as a member of the Board of Directors.

UI will supply, at no cost to the Director: (i) periodic briefings regarding UI’s business, (ii) director packages for each meeting of the Board of Directors and each meeting of any committee of the Board of Directors on which Director then serves, (iii) copies of minutes of meetings and any other materials that are required under the Articles and Bylaws or the charter documents of any committee of the Board of Directors on which Director then serves, and (iv) any other materials which may be necessary for Director to perform the services required by this Agreement.

3.        Director’s Warranties

Director warrants that he has truthfully answered all of the questions in the Directors Questionnaire and that no other party has exclusive rights to his services in the specific areas described and that Director is in no way compromising any rights or trust between any other party and Director or creating a conflict of interest. Director also warrants that no other agreement will be entered into that will create a conflict of interest with this Agreement. Director further warrants that, in connection with his role as a member of the Board of Directors and the performance of his obligations under this Agreement, he will comply with all applicable state and federal laws and regulations. Director acknowledges it understanding of UI reliance on the services to be provided by Director described in this agreement and attachments to this agreement.

Throughout the term of this Agreement and for a period of six months thereafter, Director agrees that he will not, without obtaining UI’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any UI business or product, including products in the development stage, accept employment with, provide services to, (including services as a member of a board of directors), or establish a business in competition with UI.

4       Director’s Duties

In consideration for the compensation set forth in herein, and in addition to Director’s duties and obligations to UI as a member of the Board of Directors, Director shall perform the additional duties set forth on Exhibit A attached hereto.

5       Compensation

5.1       Common Stock

Subject to approval by the Board of Directors (with Director abstaining from such approval), UI shall grant Director 250,000 (TWO HUNDERED FIFTY THOUSAND) shares of UI’s common stock at the current stock price in connection with the first year of service, which shares shall be awarded upon execution of this Agreement. Thereafter, UI shall grant Director250,0000 (TWO HUNDRED FIFTTY THOUSAND THOUSAND) shares of UI’s common stock at the then current common stock price, for each full year of service to UI as a member of the Board of Directors. In the event that this Agreement is terminated for any reason before the completion of Director’s then relevant year of service as a member of the Board of Directors, then Director shall be entitled to receive any shares of UI’s common stock with respect to such partial year of service.

5.2       Expenses

UI will reimburse Director for reasonable approved expenses incurred by Director in the performance of his duties as a member of the Board of Directors, provided such expenses are approved in writing in advance by a duly authorized officer of UI.

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6.        Term of Agreement

The term of this Agreement shall commence upon execution of this Agreement and shall continue in full force and effect until its termination as set forth in this agreement.

7.       Termination

This Agreement shall automatically terminate upon the death of Director or upon his resignation or removal from, or failure to win election or reelection to, the Board of Directors. This Agreement may also be terminated by UI upon a breach by Director of his duties or obligations hereunder, which breach goes uncured for 15 days or more following written notice to Director by UI of such breach.

In the event of any termination of this Agreement, Director agrees to promptly return any materials provided to Director under this Agreement. Director agrees that UI has the right of injunctive relief to enforce this provision.

Termination shall not relieve either party of its continuing obligation under this Agreement with respect to confidentiality of proprietary information as set forth on Exhibit B attached hereto.

8.       Limitation of Liability

Under no circumstances shall UI be liable to Director for any consequential damages claimed by any other party as a result of representations made by Director with respect to UI which are different from representations made by UI to Director.

Furthermore, except with respect to the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by government regulations, fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond the reasonable control of such delinquent party.

9.       Confidentiality

Director agrees to sign and abide by UI’s Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

10.       Governing Law; Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its conflict of law principles. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought only in the courts of the County of Orange, State of California, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing in this section shall be construed so as to limit the right of either party to seek injunctive or other legal relief to which such party is entitled.

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11.       Entire Agreement

This agreement (including agreements executed substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

12.       Assignment

Director may not assign his rights, obligations or duties under this Agreement without the express written consent of UI, which consent may be withheld in UI’s sole discretion, and any attempted or purported assignment or any delegation of Director’s duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by Director of his duties and obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon any successors of UI by way of merger, consolidation or transfer of all or substantially all of the assets of UI, and any parent or subsidiary of UI to which UI may transfer its rights under and pursuant to this Agreement.

13.       Notices

Any notice required to be given hereunder shall be made to the address for each party set forth above. All notices shall be deemed effectively given upon personal delivery, (i) five business days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) two business days after its deposit with any express courier or overnight delivery service (prepaid), or (iii) one business day after transmission by facsimile with evidence of successful transmission.

14.       Survival of Obligations

Notwithstanding the termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such termination (including, without limitation, UI’s obligation to make any fees and expense payments required pursuant to Section E) or which thereafter might accrue in respect of any act or omission of such party prior to such termination.

15.       Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

16.       Further Assurances

Whether or not specifically required under the terms of this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

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17.       Amendment

No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto.

18.       No Waiver

No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

19.       Headings

Section headings are inserted herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

20.       Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21.       Director’s Acknowledgment

Director acknowledges that (a) he has consulted with or has had the opportunity to consult with legal counsel of Director’s choice concerning this Agreement and has been advised to do so by UI, and (b) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely and voluntarily.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Board of Directors Retention Agreement to be executed by their duly authorized officers, as of the date first written above

Director

Signature:	/s/ Robert Fernander	Date:	27 April 2017
By:	Robert Fernander

Ubiquity, Inc.

Signature:	/s/ Chris Carmichael	Date:	27 April 2017
By:	Chris Carmichael
Title:	Chairman

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EXHIBIT A

BOARD OF DIRECTOR’S DUTIES

In addition to Director’s common law and statutory duties as a member of the Board of Directors, Director agrees to perform the following additional duties on behalf of UI:

1.	Director shall respond to all written, e-mail or verbal requests for information in a timely manner, such as but not limited to measures taken in lieu of a meeting of the board etc.

2.	Upon reasonable and timely notice, Director shall attend all Board meetings (whether regularly scheduled or special) either personally or telephonically.

3.	Upon reasonable and timely notice, Director shall be required to travel on behalf of UI, in order to attend meetings, presentations, events, etc.

4.	Director shall promptly respond to all reasonable requests from the Board of Directors and/or UI management. In the event of a written request to Director from the Board of Directors and/or UI management, Director shall promptly respond in writing.

5.	Director shall use his best efforts on a continual basis to promote the business of the Company and acquire best of breed partners and investors on behalf of UI.

6.	Director shall use his best efforts to assist UI in Growing the business of the Company and such other endeavors as may be necessary, from time to time, to promote the success of UI.

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EXHIBIT B

BOARD OF DIRECTORS PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Board of Directors Proprietary Information and Inventions Agreement (this “Agreement”), is made and entered into as of date set forth on the signature page below by and between Ubiquity Broadcasting, Inc. (“UI”) and Marty Colombatto, an individual (“Director”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Retention Agreement (defined below).

RECITALS

WHEREAS, UI and Director are parties to that certain Board of Directors Retention Agreement (the “Retention Agreement”), dated as of even date herewith, pursuant to which UI agreed to retain director to serve as a member of the Board of Directors, and to perform certain other duties on behalf of UI.

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by UI to Director in connection with the Retention Agreement or otherwise;

AGREEMENT

NOW THEREFORE, in reliance upon and in consideration of the following undertakings, the parties agree as follows:

1.       Subject to the limitations set forth in Paragraph 2, all information disclosed by UI to Director shall be deemed to be “Proprietary Information”. In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to UI, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

2.       The term “Proprietary Information” shall not be deemed to include information which Director can demonstrate by competent written proof. (i) is now, or hereafter becomes, through no act or failure to act on the part of Director, generally known or available; (ii) is known by the Director at the time of receiving such information as evidenced by its records; (iii) is hereafter furnished to Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of written permission to disclose provided by UI.

3.       The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from UI. The Director may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement. The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.       Proprietary Information supplied shall not be reproduced in any form except as required for Director to serve as a member of the Board of Directors.

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5.       The Director represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his own Proprietary Information from unauthorized use or disclosure. The Director shall advise his agent’s representatives who might have access to the Proprietary Information of the confidential nature thereof and shall obtain from each such person an agreement to abide by the terms of this Agreement. The Director shall not disclose any Proprietary Information to any person who does not have a need for such information.

6.       All Proprietary Information (including all copies thereof) shall remain the exclusive property of UI, and shall be returned to UI after Director’s need for it has expired, or upon request of UI, and in any event, upon termination of the Board of Directors Retention Agreement to which this Agreement is attached.

7.       Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)	is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)	is otherwise required by law; or

(c)	is otherwise necessary to establish rights or enforced obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.       This Agreement shall continue in full force and effect for so long as Director continues to serve as a member of the Board of Directors. The termination of the Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this Agreement with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

9.       The Director agrees to indemnify UI for any loss or damage suffered as a result of any breach by the Director of the terms of this Agreement, including any reasonable fees incurred by UI in the collection of such indemnity.

10.       This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

11.       This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12.       Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of UI, UI will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that UI shall be entitled to specific performance of the Director’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Board of Directors Proprietary Information and Inventions Agreement as of the 20 day of April, 2017.

UI	DIRECTOR

Ubiquity Broadcasting, Inc.	Mr. Robert Fernander
9801 Research Drive	4312 Avenue B
Irvine, CA 92618	Austin, TX 78751

By:	/s/ Chris Carmichael	By:	/s/ Robert Fernander
Name:	Chris Carmichael	Name:	Robert Fernander
Title:	Chairman

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